EXHIBIT 5.1

910 LOUISIANAAUSTIN               LONDON

HOUSTON, TXBEIJING               MOSCOW

77002-4495BRUSSELS               NEW YORK

DALLAS               PALO ALTO

TEL +1 713.229.1234DUBAI               RIYADH

FAX +1 713.229.1522HONG KONG               SAN FRANCISCO

BakerBotts.comHOUSTON               WASHINGTON

August 7, 2020

Summit Midstream Partners, LP

910 Louisiana Street, Suite 4200

Houston, TX 77002

Ladies and Gentlemen:

We have acted as counsel for Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing by the Partnership with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the offering of 10,000,000 common units representing limited partner interests in the Partnership (the “common units”) issuable upon exercise of warrants issued by the Partnership to SMP Topco, LLC, a Delaware limited liability company (“ECP Newco”), and SMLP Holdings, LLC, a Delaware limited liability company (together with ECP Newco, the “selling unitholders”), on May 28, 2020 (the “warrants”).

In our capacity as your counsel in connection with the filing referred to above and as a basis for the opinions hereinafter expressed, we have examined (i) the Registration Statement and the prospectus contained therein (the “Prospectus”), (ii) the Second Amended and Restated Limited Liability Company Agreement of Summit Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the  “General Partner”), and the Certificate of Formation of the General Partner, each as amended to the date hereof, (iii) the Fourth Amended and Restated Agreement of Limited Partnership of Summit Midstream Partners, LP (the “Partnership Agreement”) and the Certificate of Limited Partnership of the Partnership, each as amended to the date hereof, (iv) originals, or copies certified or otherwise identified, of the partnership and limited liability company records of the Partnership and the General Partner, as furnished to us by the General Partner, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership and the General Partner and (vi) statutes and other instruments and documents as we deemed necessary or advisable for the opinions hereafter expressed. In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates and documents we examined.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) the common units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; (iii) the certificates, if any, for the common units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the common units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership, in each case in accordance with the provisions of the governing documents of the Partnership; and (iv) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Based upon and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the common units have been duly authorized and will, when issued upon exercise of the warrants in accordance with the terms of the warrants, be validly issued under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Registration Statement).

The opinions set forth above are limited in all respects to the Delaware LP Act and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws, and the federal laws of the United States of America, in each case as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.